UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2007

MINE SAFETY APPLIANCES COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	25-0668780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Gamma Drive RIDC Industrial Park O’Hara Township
Pittsburgh, Pennsylvania	15238
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 967-3000

Check the appropriate box below if the Form 8-K is intended to satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On May 10, 2007, the Board of Directors of the Company approved amendments to the Company’s Restated Articles of Incorporation and By-Laws. The amendments add a new Section V to Article 5th of the Restated Articles and amend Sections 4.01 through 4.04 of Article IV of the By-Laws to provide for the issuance of uncertificated shares.

Although the Company has no immediate plans to issue uncertificated shares, the amendments were adopted to comply with the requirements effective January 1, 2008 of amended Section 501.00(B) of the New York Stock Exchange Listed Company Manual. The amendments to the By-Laws were effective upon approval by the Board. The amendment to Restated Articles, which does not require shareholder approval, will be effective upon filing with the Pennsylvania Department of State, which is expected to occur during the week of May 14, 2007. Copies of the Company’s Restated Articles and By-Laws as amended are filed herewith as Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description
3.1	Restated Articles of Incorporation of Mine Safety Appliances Company, as amended.

3.2	By-Laws of Mine Safety Appliances Company, as amended May 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINE SAFETY APPLIANCES COMPANY
(Registrant)

By	/s/ Douglas K. McClaine
Douglas K. McClaine
Vice President, General Counsel and Secretary

Date: May 15, 2007